Ex. 10.16

Note

INCEPTION MINING, INC.

SENIOR SECURED REDEEMABLE CONVERTIBLE NOTE

I. Terms of Note.

A. Designation and Amount. This Senior Secured Redeemable Convertible Note (“Note”) is issued and delivered to the holder of this Note (each, a “Investor” and collectively, the “Investors”), or order, by Inception Mining, Inc., a Nevada corporation (“Company”), in the aggregate face value of $4,250,000.00 (“Face Value”) on May 20, 2019 (“Issuance Date”). The Company will pay the Face Value to Investor in full on the Maturity Date.

B. Ranking. This Note will rank senior to all common stock, preferred stock, existing and future indebtedness of the Company.

C. Interest.

1. Commencing on the Issuance Date, this Note will accrue compound interest (“Interest”) at a rate equal to 10% per annum, subject to adjustment as provided in this Note (“Interest Rate”), of the Face Value. The Interest Rate will retroactively increase by 10% per annum upon each occurrence of any Trigger Event (e.g. to 20% upon the first Trigger Event). Interest will be payable with respect to any portion of the Face Value of the Note upon any of the following: (a) upon redemption of the Note in accordance with Section I.F; (b) upon conversion of all or any portion of the Note in accordance with Section I.G, only with respect to that portion which is converted; (c) when, as and if otherwise declared by the board of directors of the Company; and (d) the Maturity Date. The Interest Rate used for calculation of the Liquidation Value, Early Redemption Price and Accrual, as applicable, and the amount of Interest owed will be calculated and determined at close of the Trading Market immediately prior to the Notice Time.

2. Interest, as well as any applicable Liquidation Value or Conversion Premium payable hereunder, will be paid: (a) provided no Trigger Event has occurred, in the Company’s sole and absolute discretion, immediately in cash; or (b) following the occurrence of a Trigger Event, or if Company does not for any reason whatsoever timely notify and pay Investor as provided in Section I.G.1.c below, in shares of Common Stock valued at the Conversion Price. All amounts that are required or permitted to be paid in cash pursuant to this Note will be paid by wire transfer of immediately available funds to an account designated by Investor.

3. So long as any portion of this Note is outstanding, the Company will not repurchase shares of Common Stock other than as payment of the exercise or conversion price of a convertible security or payment of withholding tax, and no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock, except for Purchase Rights.

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D. Protective Provision.

1. So long as any portion of this Note is outstanding, the Company will not, without written approval of the Investor, alter or amend this Note.

2. A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) Company issues securities that are senior to the Note in any respect, (c) Investor does not receive the number of Conversion Shares stated in a Conversion Notice with 5 Trading Days of the Notice Time; (d) trading of the Common Stock is halted or suspended by the Trading Market or any U.S. governmental agency for 5 or more consecutive trading days; or (e) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries.

3. The Company will not have the power to close or effect a voluntary Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance with Section I.E, and the required amount is paid to Investor prior to or upon closing, effectuation, or occurrence of the Deemed Liquidation Event.

E. Liquidation.

1. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, prior to any distribution or payment made to any other creditors or the holders of any Preferred Stock or Common Stock by reason of their ownership thereof, the Investor will be entitled to be paid out of the assets of the Company available for distribution to its creditors an amount with respect to the then-outstanding Face Value, plus an amount equal to any accrued but unpaid Interest thereon (collectively with the Face Value, the “Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the Note are not paid in full, the Investors will share equally and ratably in any distribution of assets of the Company in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Interest, if any, to which each such Investor is entitled.

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F. Redemption.

1. Company’s Redemption Option. On the Maturity Date, the Company may redeem the Note by paying Investor in cash an amount equal to 100% of the Liquidation Value.

2. Early Redemption. Prior to the Maturity Date, provided that no Trigger Event has occurred, the Company will have the right at any time upon 30 Trading Days’ prior written notice, in its sole and absolute discretion, to redeem all or any portion of the Note then outstanding by paying Investor in cash by wire transfer of immediately available funds an amount (the “Early Redemption Price”) equal to 140% of the then-outstanding Face Value.

4. Mandatory Redemption. If the Company determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Company will, within three Trading Days of such determination and prior to effectuating any such action, redeem this Note for cash, by wire transfer of immediately available funds to an account designated by Investor, at the Early Redemption Price set forth in Section I.F.2 if the event is prior to the Maturity Date, or at the Liquidation Value if the event is on or after the Maturity Date.

5. Mechanics of Redemption. In order to redeem any portion of this Note then outstanding, 30 Trading Days prior to payment the Company must deliver written notice (each, a “Redemption Notice”) to Investor setting forth (a) the Face Value the Company is redeeming, (b) the applicable Interest Rate, Liquidation Value and Early Redemption Price, and (c) the calculation of the amount paid. Upon receipt of full payment in cash for the entire Note, the Investor will promptly submit to the Company the Note. For the avoidance of doubt, the delivery of a Redemption Notice shall not affect Investor’s rights under Section I.G until after receipt of cash payment by Investor.

G. Conversion.

1. Mechanics of Conversion.

a. All or any portion of the Face Value of the Note may be converted, in part or in whole, into shares of Common Stock, at any time or times after the Issuance Date, in the sole and absolute discretion of Investor or, subject to the terms and conditions hereof, the Company; (i) if at the option of Investor, by delivery of one or more written notices to the Company or its transfer agent (each, a “Investor Conversion Notice”), of the Investor’s election to convert any or all of the Note or (ii) if at the option of the Company, if the Equity Conditions are met, delivery of written notice to Investor (each, a “Company Conversion Notice” and, with the Investor Conversion Notice, each a “Conversion Notice”), of the Company’s election to convert all of any portion of the Note.

b. Each Delivery Notice (as defined below) will set forth the amount of Face Value of Note being converted, the Conversion Premium, and the minimum number of Conversion Shares due as of the time the Delivery Notice is given (the “Notice Time”), and the calculation thereof. The Company has a right to request clarification and explanation on Delivery Notices that are not legally sufficient or do not satisfy the provisions of relevant laws.

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c. As soon as practicable, and in any event within 1 Trading Day after the Notice Date, time being of the essence, the Company will do all of the following: (i) transmit the Delivery Notice by facsimile or electronic mail to the Company’s transfer agent (the “Transfer Agent”), copying Investor, with instructions to immediately comply with the Delivery Notice and deliver the number of Conversion Shares stated in the Delivery Notice forthwith; (ii) either (A) if the Company is approved through The Depository Trust Company (“DTC”), authorize and instruct the credit by the Transfer Agent of the number of Conversion Shares set forth in the Delivery Notice, to Investor’s or its designee’s balance account with the DTC Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, or (B) only if the Company is not approved through DTC, issue and surrender to a common carrier for overnight delivery to the address as specified in the Delivery Notice a certificate bearing no restrictive legend, registered in the name of Investor or its designee, for the number of Conversion Shares set forth in the Delivery Notice; and (iii) if it contends that the Delivery Notice is in any way incorrect, so notify Investor and provide a thorough written explanation and its own calculation, or the Delivery Notice and the calculations therein will conclusively be deemed correct for all purposes. The Company will at all times diligently take or cause to be taken all actions necessary to cause the Conversion Shares to be issued forthwith. If the Conversion Shares are not registered for resale, Investor will provide a legal opinion that they are exempt from registration. Under no circumstances will the Company issue a share certificate bearing a restrictive legend.

d. If during or at the end of the Measuring Period the Investor is entitled to receive additional Conversion Shares with regard to an Initial Notice, Investor may at any time deliver one or more additional written notices to the Company or its transfer agent (each, an “Additional Notice” and with the Initial Notice, each a “Delivery Notice”) setting forth the additional number of Conversion Shares to be delivered, and the calculation thereof.

e. If the Company for any reason does not issue or cause to be issued to the Investor within 3 Trading Days after the date of a Delivery Notice, the number of Conversion Shares stated in the Delivery Notice, then, in addition to all other remedies available to the Investor, as liquidated damages and not as a penalty, the Company will pay in cash to the Investor on each day after such 2nd Trading Day that the issuance of such Conversion Shares is not timely effected an amount equal to 2% of the product of (i) the aggregate number of Conversion Shares not issued to the Investor on a timely basis and to which the Investor is entitled and (ii) the highest Closing Price of the Common Stock between the date on which the Company should have issued such shares to the Investor and the actual date of receipt of Conversion Shares by Investor. It is intended that the foregoing will serve to reasonably compensate Investor for any delay in delivery of Conversion Shares, and not as punishment for any breach by the Company. The Company acknowledges that the actual damages likely to result from delay in delivery are difficult to estimate and would be difficult for Investor to prove.

f. Notwithstanding any other provision: all of the requirements of Section I.F and this Section I.G are each independent covenants; the Company’s obligations to issue and deliver Conversion Shares upon any Delivery Notice are absolute, unconditional and irrevocable; any breach or alleged breach of any representation or agreement, or any violation or alleged violation of any law or regulation, by any party or any other person will not excuse full and timely performance of any of the Company’s obligations under these sections; and under no circumstances may the Company seek or obtain any temporary, interim or preliminary injunctive or equitable relief to prevent or interfere with any issuance of Conversion Shares to Investor.

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g. Company acknowledges and agrees that monetary damages would be difficult to quantify and prove, and that Investor would not have an adequate remedy at law for any failure to fully perform under this Section G. If for any reason whatsoever Investor does not timely receive the number of Conversion Shares stated in any Delivery Notice, Investor will be entitled to a compulsory remedy of immediate specific performance, temporary, interim and, preliminary and final injunctive relief requiring Company and its transfer agent, attorneys, officers and directors to immediately issue and deliver the number of Conversion Shares stated by Investor, which requirement will not be stayed for any reason, without the necessity of posting any bond, and which Company may not seek to stay or appeal.

h. No fractional shares of Common Stock are to be issued upon conversion of this Note, but rather the Company will round up to the nearest full share. The Investor will not be required to deliver the original of this Note in order to effect a conversion hereunder. The Company will pay any and all taxes which may be payable with respect to the issuance and delivery of any Conversion Shares.

2. Investor Conversion. In the event of a conversion of any portion of this Note pursuant to a Investor Conversion Notice, the Company will (a) satisfy the payment of Conversion Premium as provided in Section I.C.2, and (b) issue to the Investor of this Note a number of Conversion Shares equal to the Face Value divided by the applicable Conversion Price with respect to the amount of Note converted; all in accordance with the procedures set forth in Section I.G.1.

3. Company Conversion. The Company will have the right to send the Investor a Company Conversion Notice at any time in its sole and absolute discretion, if the Equity Conditions are met as of the time such Company Conversion Notice is given. Upon any conversion of any portion of this Note pursuant to a Company Conversion Notice, the Company will on the date of such notice (a) satisfy the payment of Conversion Premium as provided in Section I.C.2, and (b) issue to the Investor of this Note a number of Conversion Shares equal to the Face Value divided by the applicable Conversion Price with respect to the amount of Note converted; all in accordance with the procedures set forth in Section I.G.1.

4. Stock Splits. If the Company at any time on or after the issuance of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, and other share based metrics in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock issuable will be proportionately increased. If the Company at any time on or after such Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, and other share based metrics in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section will become effective at the close of business on the date the subdivision or combination becomes effective.

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5. Rights. In addition to any other adjustments, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Investor will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Investor could have acquired if Investor had held the number of shares of Common Stock acquirable upon conversion of the entire Note held by Investor immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6. Definitions. The following terms will have the following meanings:

a. “Agreement” means the Note Purchase Agreement or other agreement pursuant to which the Note is issued, including all exhibits thereto and all related Transaction Documents as defined therein.

b. “Collateral” means all assets of the Company, including without limitation all personal property wherever located, both now owned and hereafter acquired, including, but not limited to, all equipment, fixtures, inventory, goods, documents, general intangibles, accounts, deposit accounts (unless a security interest would render a nontaxable account taxable), receivables, contract rights (including, but not limited to, all of Company’s rights in franchise agreements, license agreements and market development agreements), chattel paper, patents, trademarks and copyrights (and the good will associated with and registrations and licensing of them), instruments, letter of credit rights and investment property, capital stock, partnership, membership and equity interests, of any kind or nature, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, software used in, all returned or repossessed goods the sale of which gave rise to, and all accessions, additions, amendments, modifications, replacements, and substitutions to, of or for the foregoing, and all proceeds, supporting obligations and products of the foregoing, except as set forth in the Disclosure Schedules. All terms which are used in this definition which are defined in the UCC shall have the same meanings herein as such terms are defined in the UCC, unless this Note shall otherwise specifically provide.

c. “Conversion Premium” with respect to any amount of this Note that is converted prior to the Maturity Date means the Face Value of the amount converted, multiplied by the product of (i) the applicable Interest Rate, and (ii) the number of whole years between the Issuance Date and the Maturity Date.

d. “Conversion Price” means, if there has never been a Trigger Event, a price per share of Common Stock equal to 100% of the Market Price less $0.01 per share, subject to adjustment as otherwise provided herein. Upon the occurrence of each Trigger Event the percentage in the preceding sentence will decrease by 10% (e.g. to 90% upon the first Trigger Event). In no event will the Conversion Price be less than the par value per share.

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e. “Conversion Shares” means all shares of Common Stock that are required to be or may be issued upon conversion of this Note.

f. “Equity Conditions” means on each day during the Measuring Period, (i) the Common Stock is not under chill or freeze from DTC, (ii) the Common Stock is designated for trading on a OTCQB or higher stock market and shall not have been suspended from trading on such market, and delisting or suspension by the Trading Market has not been threatened or pending, either in writing by such market or because Company has fallen below the then effective minimum listing maintenance requirements of such market; (iii) the Company has delivered Conversion Shares upon all conversions or redemptions of this Note in accordance with their terms to the Investor on a timely basis; (iv) the Company will have no knowledge of any fact that would cause both of the following (A) a registration statement not to be effective and available for the resale of all Conversion Shares, and (B) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of all Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares without restriction; (v) there has been a minimum of 5 times the amount of Face Value of the Note then being converted by the Company in aggregate trading volume in the prior 20 Trading Days; (vi) all shares of Common Stock to which Investor is entitled have been timely received into Investor’s designated account in electronic form fully cleared for trading; (vi) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; and (vii) not more than 3 Trigger Events shall have occurred.

g. “Floor Price” means $0.01 per share of Common Stock. The Conversion Price will not be below the Floor Price.

h. “Maturity Date” means the date that is the 2-year anniversary of the Issuance Date.

i. “Market Price” means the mathematical average of the 5 lowest individual daily volume weighted average prices of the Common Stock during the Measuring Period, which may be non-consecutive.

j. “Measuring Period” means the period beginning on the Issuance Date and ending on the Maturity Date.

k. “Obligations” include the full and punctual observance and performance of all present and future duties, covenants, and responsibilities due to Investor by Company under this Note, the Agreement, and the other Transaction Documents, including without limitation all present and future obligations and liabilities of Company for the payment of money (extending to all principal amounts, interest, late charges, fees, and all other charges and sums, as well as all costs and expenses payable by Company).

l. “Trading Day” means any day on which the Common Stock is traded on the Trading Market.

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m. “Trading Market” means OTCQB or whatever higher market is at the applicable time, the principal U.S. trading exchange or market for the Common Stock. All Trading Market data will be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

n. “UCC” means the Uniform Commercial Code as adopted and applied in any applicable jurisdiction, including without limitation Company’s jurisdiction of formation

7. Issuance Limitation. Notwithstanding any other provision, at no time may the Company issue shares of Common Stock to Investor which, when aggregated with all other shares of Common Stock then deemed beneficially owned by Investor, would result in Investor owning more than 4.99% of all Common Stock outstanding immediately after giving effect to such issuance, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that Investor may increase such amount to 9.99% upon not less than 61 days’ prior notice to the Company. Company and its transfer agent will immediately provide Investor with the then total number of outstanding shares of Common Stock at any time upon request. No provision of this paragraph may be waived by Investor or the Company.

8. Conversion at Maturity. Subject to the foregoing paragraph and provided no Trigger Event has occurred, if Company does not redeem this Note as set forth in Section I.F.2, at close of business on the Maturity Date the full remaining outstanding Note will be automatically converted into shares of Common Stock at the Conversion Price.

H. Trigger Event.

1. Any occurrence of any one or more of the following, at any time and for any reason whatsoever, will constitute a “Trigger Event”:

a. Investor does not timely receive the number of Conversion Shares stated in any Conversion Notice, time being of the essence;

b. The issuance of restricted shares if Investor provides a legal opinion that shares may be issued without restrictive legend, or the issuance of a certificate if Investor requests electronic delivery via DTC;

c. Any violation of or failure to timely perform any covenant or provision of this Note, the Agreement, or any Transaction Document, related to payment of cash, registration, authorization, reservation, issuance or delivery of Conversion Shares, time being of the essence;

d. Any violation of or failure to perform any covenant or provision of this Note, the Agreement, or any Transaction Document, which in the case of a default that is curable, is not related to payment of cash, registration, reservation or delivery of Conversion Shares, and has not occurred before, is not cured within 5 Trading Days of written notice thereof;

e. Any representation or warranty made in the Agreement or any Transaction Document is untrue or incorrect in any respect as of the date when made or deemed made;

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f. The occurrence of any default or event of default under any material agreement, lease, document or instrument to which the Company or any subsidiary is obligated with a value of $250,000 or more, including without limitation of an aggregate of at least $250,000 of indebtedness, not disclosed in the Disclosure Schedules;

g. While any Registration Statement is required to be maintained effective pursuant to any Transaction Document, the effectiveness of the Registration Statement lapses for any reason, including, without limitation, the issuance of a stop order, or the Registration Statement, or the prospectus contained therein, is unavailable to Investor sale of all Conversion Shares for any 10 or more Trading Days, which may be non-consecutive;

h. The suspension from trading or the failure of the Common Stock to be trading or listed on the Trading Market, or failure to meet the requirements for continued listing on the Trading Market;

i. The Company’s notice, written or oral, to Investor, including without limitation, by way of public announcement or through any of its attorneys, agents, or representatives, of its intention not to comply, as required, with a Conversion Notice at any time, including without limitation any objection or instruction to its transfer agent not to comply with any notice from Investor;

j. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary and, if instituted against the Company or any subsidiary by a third party, an order for relief is entered or the proceedings are not dismissed within 30 days of their initiation;

k. The appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or other similar official of the Company or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any person to commence a foreclosure sale or any other similar action under any applicable law;

l. A judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its subsidiaries and are not stayed or satisfied within 30 days of entry;

m. The Company does not for any reason timely comply with any applicable reporting requirement of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including without limitation timely filing when first due all public reports and filings;

n. Any regulatory, administrative or enforcement proceeding is initiated against Company or any subsidiary (except to the extent an adverse determination would not have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of any material obligation under the Transaction Documents);

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o. Any material provision of this Note is at any time for any reason, other than pursuant to the express terms thereof, cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any subsidiary denies that it has any liability or obligation purported to be created under this Note; or

p. The failure of one or more Equity Conditions other than (v).

2. It is intended that all adjustments made following a Trigger Event will serve to reasonably compensate Investor for the change in circumstances, potential consequences and increased risk in light of the occurrence of a Trigger Event, and not as a penalty or punishment for any breach by the Company. The Company acknowledges that the actual damages likely to result from a Trigger Event are difficult to estimate and would be difficult for Investor to prove.

II. Security Agreement.

A. Grant of Security Interest. To secure the Obligations, Company, as debtor, hereby assigns and grants to Investor, as secured party, a continuing first-position lien on and security interest in, all right, title and interest of the Company, whether now owned or existing or hereafter created, acquired, or arising, in and to all of the Collateral.

B. Change in Name or Locations. Company’s legal name and jurisdiction of organization are correctly set forth in the Public Reports. Company has not transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names. Company’s chief executive office and principal place of business is at, and the Company keeps and shall keep all of its books and records relating to receivables only at the location identified in the Public Reports, and the Company has no other executive offices or places of business. Company hereby agrees that if the location of the Collateral changes from the locations it is currently located in, or if Company changes its name or form or jurisdiction of organization, or establishes a name in which it may do business, Company will immediately notify Investor in writing of the additions or changes.

C. Representations and Warranties. Company represents, warrants and covenants to Investor that: (a) Company has good, marketable and indefeasible title to the Collateral, except as disclosed in the Disclosure Schedules, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and except as disclosed in the Disclosure Schedules, the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of Investor created by this Agreement; (b) except as herein provided, Company will not hereafter without Investor’s prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to Investor, except for dispositions of Collateral in the ordinary course of business; (c) Company will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; and (d) Company has provided a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by Company as of the date hereof that are registered with any governmental authority. Company shall promptly notify Investor in writing of any additional intellectual property rights acquired or arising after the date hereof, and shall submit to the Investor a supplement to reflect such additional rights, provided Company’s failure to do so shall not impair the Investor’s security interest therein.

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D. Covenants. Company covenants that it will:

(i) from time to time and at all reasonable times allow Investor, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at Investor’s expense, wherever located. Company shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Investor may require to assure to Investor its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees;

(ii) keep the Collateral in good order and repair consistent with commercially reasonable past practices at all times and immediately notify Investor of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(iii) only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations;

(iv) to the extent applicable, have and maintain insurance at all times with respect to all Collateral against risks of fire (including so called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as Investor may reasonably require, in such form, in the minimum amount of the outstanding principal of the Note and written by such companies as may be reasonably satisfactory to Investor; each such casualty insurance policy shall contain a standard Investor’s Loss Payable Clause issued in favor of Investor under which all losses thereunder shall be paid to Investor as Investor’s interest may appear; such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to Investor and shall insure Investor notwithstanding the act or neglect of Company; upon Investor’s demand, Company shall furnish Investor with evidence of insurance as Investor may reasonably require; in the event of failure to provide insurance as herein provided, Investor may, at its option, obtain such insurance and Company shall pay to Investor, on demand, the cost thereof; proceeds of insurance may be applied by Investor to reduce the Obligations or to repair or replace Collateral, all in Investor ‘s sole discretion;

(v) If any of the Collateral is, at any time, in the possession of a bailee, Company will promptly notify Investor thereof and, if requested by Investor, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Investor, that the bailee holds such Collateral for the benefit of Investor and shall act upon the instructions of Investor, without the further consent of Company;

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(vi) Company will not change its legal name or transact business under any other trade name without first giving 30 days’ prior written notice of its intent to do so to the Investor; and

(vii) Company will promptly pay when due all taxes, assessments and governmental charges and levies upon or against Company or any of the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure or other realization upon any of the Collateral and preclude interference with the operation of Company’s business in the ordinary course, and Company shall have established adequate reserves therefor.

E. Negative Pledge; No Transfer. Company will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien, encumbrance or security interest of any kind upon the Collateral or use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon. The Company shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to the Investor.

F. Further Assurances. Company hereby irrevocably authorizes Investor at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to (i) whether Company is an organization, the type of organization and (ii) any organization identification number issued to Company. Company agrees to furnish any such information to Investor promptly upon request. Company also ratifies its authorization for Investor to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

G. Events of Default. Company shall, at Investor’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) a failure to pay any amount due under this Note, the Agreement or any Transaction Document within 5 business days of the date the same is due; (b) the failure by Company to perform any of its other obligations under this Note, the Agreement or any Transaction Document within 5 business days of notice from Investor of the same; (c) falsity, inaccuracy or material breach by Company of any written warranty, representation or statement made or furnished to Investor by or on behalf of Company; (d) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against Company or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (e) the failure of Investor to have a perfected first priority security interest in the Collateral; (f) any indication or evidence received by Investor that Company may have directly or indirectly been engaged in any type of activity that might reasonably be expected to result in the forfeiture of any property of Company to any governmental entity, federal, state or local; (g) the Closing Price of the Common Stock is below $0.05 per share for 20 Trading Days or more; or (h) the occurrence of any 3 or more Trigger Events.

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H. Remedies. Upon the occurrence of any Event of Default and at any time thereafter, the Floor Price shall no longer apply, and Investor may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. Investor’s remedies include, but are not limited to, to the extent permitted by law, the right to (a) peaceably by its own means or with judicial assistance enter Company’s premises and take possession of the Collateral without prior notice to Company or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on Company’s premises, and (d) require Company to assemble the Collateral and make it available to Investor at a place designated by Investor. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Investor will give Company reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to Company at least 5 business days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Investor ‘s reasonable attorney’s fees and legal expenses, incurred or expended by Investor to enforce any payment due it under this Note either as against Company, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Note and the Collateral pledged hereunder. Company waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

I. Payment of Expenses. At its option, Investor may, but is not required to: discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral; pay for required insurance on the Collateral; and pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by Investor to be necessary.

J. Preservation of Rights. No delay or omission on Investor’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Investor’s action or inaction impair any such right or power. Investor ‘s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Investor may have under other agreements, at law or in equity.

III. General.

V. General Provisions.

A. Notice. Unless a different time of day or method of delivery is specifically provided in the Agreement, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. New York time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. New York time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

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B. Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C. No Third-Party Beneficiaries. This Note will inure solely to the benefit of the Investor, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

D. Severability. If any provision of this Note is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Note.

E. Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

F. Arbitration. Any dispute, controversy, claim or action of any kind arising out of, relating to, or in connection with this Note, or in any way involving Company and Investor or their respective Affiliates, including any issues of arbitrability, will be resolved solely by final and binding arbitration in English before a retired judge at JAMS, or its successor, in the Territory of the Virgin Islands, pursuant to the most expedited and Streamlined Arbitration Rules and Procedures available. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses. Notwithstanding the foregoing, Investor may in its sole discretion bring an action in Nevada or Utah in aid of arbitration or for temporary, preliminary or provisional relief pending completion of arbitration.

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G. Remedies.

1. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and Company will be entitled to specific performance under this Note, and equitable and injunctive relief to prevent any actual or threatened breach under this Note, to the full extent permitted under applicable laws.

2. Without limitation of the foregoing, Company acknowledges that the rights and benefits of Investor pursuant to Section I.G.1. of this Note are unique and that no adequate remedy exists at law if Company breaches or fails timely perform any of its obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, that it would cause irreparable injury to Investor, and that any potential harm to Company would be adequately and fully compensable with monetary damages; accordingly, Investor will be entitled to a compulsory remedy of immediate specific performance, temporary, interim, preliminary and final injunctive relief to enforce the provisions thereof, including without limitation requiring Company and its transfer agent, attorneys, officers and directors to immediately take all actions necessary to issue and deliver the number of Conversion Shares stated by Investor, and prohibiting any Common Stock from being issued or transferred until after all Conversion Shares have been received by Investor in electronic form and fully cleared for trading, which requirements will not be stayed for any reason, without the necessity of posting any bond. Company hereby absolutely, unconditionally and irrevocably waives all objections and rights to oppose any motion, application or request by Investor to issue any number of Conversion Shares, and all rights to stay or appeal any resulting order, and any appeal filed by Company or on its behalf will be immediately and automatically dismissed. Company further acknowledges that it has an adequate remedy at law with respect to Section I.G.1. of this Note in a claim for money damages; accordingly, Company may not restrain or enjoin its transfer agent, Investor or any brokers from receiving or reselling any Conversion Shares, and any action for temporary, preliminary or final injunctive relief filed by Company or on its behalf will be immediately and automatically dismissed.

H. Headings. The titles and headings in this Note are for convenience only, do not constitute a part of this Note and will not be deemed to limit or affect any of the provisions hereof

I. Time of the Essence. Time is of the essence with respect to all provisions of this Note.

J. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Note and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Note or any amendments hereto. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in this Note are to U.S. dollars.

K. Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Note fully and effectively.

L. Entire Agreement. This Note, together with the Agreement, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Note. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

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IN WITNESS WHEREOF, the undersigned have executed this Note on May 20, 2019.

INCEPTION MINING INC.

Signed:	/s/ Trent D’Ambrosio
Trent D’Ambrosio, CEO

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